Exhibit 21

Subsidiaries of Registrant

LEGAL NAME	CITY/STATE	PERCENTAGE OWNED
	(location)

MERCANTILE BANKSHARES CORPORATION	Baltimore, MD
Annapolis Banking and Trust Company, The	Annapolis, MD	100
A B & T Holdings & Investments, Inc.	Selbyville, DE	100
Annapolis Mortgage Company *	Annapolis, MD	100
Citizens National Bank, The	Laurel, MD	100
C N B Holdings & Investments, Inc.	Selbyville, DE	100
C N B Realty Holdings, Inc.(1)	Laurel, MD	100
Farmers & Mechanics Bank	Frederick, MD	100
CC Title Services, LLLP	Columbia, MD	60
Keller Stonebraker Insurance Group, Inc.	Hagerstown, MD	100
Key Holdings, Inc.	Frederick, MD	100
Key Management, Inc.	Frederick, MD	100
Potomac Basin Group Associates, Inc.	Beltsville, MD	100
Fidelity Bank, The	Hagerstown, MD	100
FB Holdings & Investments, Inc.*	Selbyville, DE	100
Marshall National Bank and Trust Company	Marshall, VA	100
MBC Agency, Inc.	Baltimore, MD	100
Mercantile Life Insurance Company	Baltimore, MD	100
MBC Financial Corporation	Baltimore, MD	100
Shared Tower Sites, LLC	McLean, VA	10.41
Mercantile Absolute Return Fund LLC	Dover, DE	<52
Mercantile Alternative Strategies Fund LLC	Dover, DE	<54
Mercantile/Colorado, LLC	Baltimore, MD	100
Geneos Wealth Management, Inc.	Denver, CO	24.4
Mercantile County Bank	Elkton, MD	100
MCB Holdings & Investments, Inc.	Selbyville, DE	100
Mercantile Eastern Shore Bank	Chestertown, MD	100
MESB Holdings & Investments, Inc.	Selbyville, DE	100
Mercantile Federalsburg, LLC	Federalsburg, MD	100
Mercantile Long-Short Manager Fund LLC	Dover, De	<60
Mercantile MOC, LLC	Linthicum, MD	100
Mercantile Peninsula Bank	Princess Anne, MD	100
Property Acquisition Corporation** (1)	Onley, VA	100
Mercantile Potomac Bank	Gaithersburg, MD	100
P V B Holdings & Investments, Inc.	Selbyville, DE	100
Mercantile-Safe Deposit and Trust Company	Baltimore, MD	100
MBC Leasing Corp.	Baltimore, MD	100
Mercantile Agency, Inc.	Baltimore, MD	100
Mercantile Capital Advisors, Inc.	Baltimore, MD	100
Mercantile/Cleveland, LLC	Wilmington, DE	100
Boyd Watterson Asset Management, LLC	Cleveland, OH	100
Mercantile Brokerage Services Holding, LLC	Baltimore, MD	100
Mercantile Brokerage Services, Inc.	Baltimore, MD	100
MSD&T Holdings & Investments, Inc.	Selbyville, DE	100

MSD&T LPC, Inc.	Selbyville, DE	100
MPA York, Inc.(1)	Baltimore, MD	100
Mercantile Mortgage Corporation	Baltimore, MD	100
Dewland Corp.*(1)	Baltimore, MD	100
Columbia National Real Estate Finance, LLC	Columbia, MD	60
Mercantile Mortgage, LLC	Baltimore, MD	49.9
West River,1, LLC	Baltimore, MD	100
HarborPoint Capital GP, LLC	Dallas, TX	100
HarborPoint Capital LP	Dallas, TX	74
17 F Hamill Road, LLC*(1)	Baltimore, MD	100
7050 Oakland Mills Road Corporation(1)	Baltimore, MD	100
Orange Central Corporation	Baltimore, MD	100
Mercantile Southern Maryland Bank	Prince Frederick, MD	100
MSMB Holdings & Investments, Inc.	Selbyville, DE	100
National Bank of Fredericksburg, The	Fredericksburg, VA	100
Labrador Holdings, Inc.(1)	Fredericksburg, VA	100
Westminster Union Bank	Westminster, MD	100
W B & T Holdings & Investments, Inc.	Selbyville, DE	100

  * Inactive

** Inactive from inception

(1) Created to hold property taken in lieu of foreclosure